Exhibit 99.1

News

Media Contact:	Investor Contact:
Meghan Thompson 203-578-2287	Terry Mangan 203-578-2318
mthompson@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS FOURTH QUARTER EARNINGS AND COMPLETION OF
BALANCE SHEET RESTRUCTURING; NET INTEREST MARGIN IMPROVES 19 BASIS
POINTS

WATERBURY, Conn., January 25, 2005 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income of $16.3 million in the fourth quarter compared to $41.4 million a year ago. For the full year, net income was $153.8 million compared to $163.2 million the prior year. The decline for the quarter and the year is entirely attributable to Webster’s previously announced fourth quarter balance sheet de-leveraging program, which resulted in $32.4 million of after-tax costs.

Net income per diluted share was $.30 in the fourth quarter compared to $.89 the prior year. For the full year, net income per share was $3.00 compared to $3.52 in 2003. Excluding the balance sheet de-leveraging costs, net income per diluted share was $.90 in the fourth quarter and $3.63 for the full year 2004.

As described in Webster’s 2004 third quarter earnings release, a balance sheet de-leveraging of $750 million was implemented and completed during the fourth quarter. With this transaction, $750 million of securities were sold and the proceeds used to repay an equal amount of borrowings. The de-leveraging resulted in $49.9 million of pre-tax costs consisting of $4.1 million in losses on the sale of securities and $45.8 million in debt prepayment penalties.

The de-leveraging resulted in a decline in the securities portfolio to 22 percent of assets at December 31, 2004 compared to 25 percent at September 30 while borrowings were reduced to 28 percent of assets from 32 percent at September 30. The balance sheet restructuring also strengthened Webster’s capital position and improved its ability to respond to rising interest rates by moving to a modestly asset sensitive position.

“2004 was a transformational year for Webster,” said Webster Chairman and Chief Executive Officer James C. Smith. “We expanded our franchise in four states, converted to a commercial bank charter and grew to be the largest independent bank headquartered in southern New England. Webster is well positioned as a leading financial services provider in the markets we serve.”

Revenues and Expenses

Total revenues (net interest income plus total noninterest income) were $176.4 million in the fourth quarter, compared to $163.8 million a year ago, an increase of 8 percent. For the full year 2004, total revenues were $687.9 million for an increase of 6 percent from a year ago. Impacting the quarter and the full year 2004 was the implementation on December 31, 2003 of Financial Accounting Standards Board Interpretation No. (“FIN”) 46 (revised), which required the reclassification of capital trust securities expense as of January 1, 2004 from noninterest expenses to interest expense. Adjusting the year 2003 for FIN 46R and excluding Duff & Phelps, which was sold in the first quarter of 2004, total revenues would have grown by 15 percent in the fourth quarter and 12 percent for the full year.

Net interest income was $127.6 million in the fourth quarter of 2004, compared to $107.3 million in the year-ago period and $121.3 million in the third quarter. Adjusting for FIN 46R, net interest income grew by $23.8 million, or 23 percent, from a year ago and by $6.3 million, or 5 percent, from the third quarter. Net interest income for the full year 2004 was $468.2 million compared to an adjusted $401.6 million in 2003, an increase of 17 percent. The increases over the prior year reflect double-digit growth in earning assets and a higher net interest margin, while the increase over the third quarter is due entirely to a higher net interest margin.

Webster’s net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) improved 19 basis points to 3.25 percent from 3.06 percent in the third quarter and compares to 3.08 percent in the year-ago period adjusted for FIN 46R. The increases reflect the benefit of the fourth quarter de-leveraging and the impact of higher interest rates on earning asset yields. Webster’s net interest margin for the full year 2004 was 3.11 percent compared to 3.05 percent adjusted for FIN 46R in 2003.

In the fourth quarter of 2004, total noninterest income was $48.8 million, compared to $56.5 million in the year-ago period. Excluding securities transactions, noninterest income declined in the fourth quarter to $51.5 million from $53.8 million in the year-ago period. This decline is explained by the absence of revenue from Duff & Phelps in the fourth quarter compared to $7.3 million a year ago. For the full year 2004, noninterest income excluding securities gains and Duff & Phelps increased by 5 percent from the year-ago period.

Webster’s growth in core fees remains strong as revenues from deposit services, insurance, loan and loan servicing and wealth management grew by 12 percent in the fourth quarter and 11 percent for the full year 2004. Gains on sales of loans and loan servicing declined during the quarter and for the full year primarily as a result of lower mortgage origination volumes. Other income of $2.7 million in the fourth quarter included $1.7 million of non-recurring insurance proceeds.

Total noninterest expenses for the 2004 fourth quarter were $154.0 million compared to $98.3 million in the year-ago period, and $447.1 million for the full year 2004 compared to $378.0 million in 2003. Adjusting for de-leveraging costs, acquisitions, Duff & Phelps, FIN 46R and $3.4 million of non-recurring items in the fourth quarter of 2004, total noninterest expenses increased approximately 5 percent for both the quarter and the full year. This reflects continuing investment in personnel, technology and de novo branches under our strategic plan for growth.

Income tax expense was $2.1 million in the fourth quarter and $68.9 million for the full year 2004. This reflects tax benefits of $17.5 million from the balance sheet de-leveraging and $2.0 million related to favorable resolution of audits in the fourth quarter.

Balance Sheet Trends

At December 31, 2004, total assets were $17.0 billion, up 17 percent from $14.6 billion a year ago. Total loans of $11.7 billion at December 31, 2004 increased 27 percent from $9.2 billion the prior year, while deposits were $10.6 billion, up 26 percent from $8.4 billion a year ago. Excluding FIRSTFED, total loans increased by $1.0 billion, or 11 percent, over the past year, while total deposits increased $0.7 billion, or 8 percent.

“With solid growth of our core franchise from innovative additions to our products and services, Webster is in an enhanced competitive position in our markets,” stated Webster President and Chief Operating Officer William T. Bromage. “Even as we continue to grow loans and deposits faster than the market, we will be especially focused on increasing the net interest margin.”

At the end of the fourth quarter, commercial loans including commercial real estate were $4.3 billion, up 29 percent from $3.3 billion a year ago. Commercial real estate loans were $1.7 billion, up 34 percent. Consumer loans, primarily home equity loans and lines, increased 23 percent to $2.6 billion compared to $2.1 billion a year ago. Excluding FIRSTFED, commercial loans including commercial real estate were up 14 percent, commercial real estate loans were up 17 percent, and consumer loans increased 11 percent.

Core deposits (consisting of checking, money market and savings accounts) of $7.0 billion at December 31, 2004 increased by 26 percent from a year ago and represented 66 percent of total deposits. Excluding FIRSTFED, core deposits grew 8 percent. Webster’s overall growth in deposits has been driven in part by its High Performance Checking products and the continuing success of its de novo branches in Fairfield County, Connecticut and Westchester County, New York.

Book value per common share of $28.79 at December 31, 2004 increased from $24.91 one year ago. Tangible book value per share of $16.30 at December 31, 2004 decreased from $18.18 one year ago, principally reflecting an increase in intangible assets related to the FIRSTFED acquisition.

Asset Quality

Nonperforming assets totaled $39.2 million or 0.23 percent of total assets at December 31, 2004, compared to $42.9 million or 0.29 percent a year ago and $40.0 million or 0.22 percent at September 30, 2004.

“Our nonperforming assets declined during the quarter and were below the levels of both a year ago and the prior quarter,” stated Webster Chief Financial Officer William J. Healy. “Webster maintains a disciplined approach to credit risk management.”

The allowance for loan losses was $150.1 million, or 1.28 percent of total loans at December 31, 2004, compared to $121.7 million, or 1.32 percent, a year ago and $148.2 million, or 1.28 percent, at September 30, 2004. The ratio of the allowance to nonperforming loans at December 31, 2004 was 416 percent, compared to 323 percent a year ago and 401 percent at September 30, 2004.

The provision for loan losses totaled $4.0 million in the fourth quarter, $1.3 million more than net loan charge-offs of $2.7 million, compared to a provision of $5.0 million and net loan charge-offs of $3.0 million a year ago. The provision totaled $18.0 million for the full year 2004, $7.7 million more than net loan charge-offs of $10.3 million, compared to a provision of $25.0 million and net loan charge-offs of $22.2 million a year ago. The annualized net charge-off ratio was 0.09 percent of average loans in the fourth quarter compared to 0.13 percent a year ago, and 0.10 percent for the full year 2004 compared to 0.25 percent in 2003.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.0 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 152 banking offices, 289 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., and Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s 2004 fourth quarter earnings announcement will be held today, Tuesday, January 25, at 1:00 p.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8291 or 201-689-8345 internationally. The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2003.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three		At or for the Twelve
	Months Ended December 31,		Months Ended December 31,
(In thousands, except per share data)	2004	2003	2004	2003

Net income and performance ratios (annualized):

Net income	$16,306	$41,386	$153,833	$163,248
Net income per diluted common share	0.30	0.89	3.00	3.52
Return on average shareholders’ equity	4.28%	14.92%	11.14%	15.16%
Return on average tangible equity	7.50	20.59	18.03	20.98
Return on average assets	0.38	1.15	0.94	1.15
Noninterest income as a percentage of total revenue	27.67	34.51	31.94	35.99
Efficiency Ratio (a)	87.33	59.99	65.00	58.51

Net income and performance ratios before deleveraging charges (annualized):

Net income	$16,306	$41,386	$153,833	$163,248
Debt prepayment penalties, net of tax	29,745	—	29,745	—
Loss on sale of securities, net of tax	2,702	—	2,702	—
Net income before deleveraging charges	48,753	41,386	186,280	163,248
Net income per diluted common share	0.90	0.89	3.63	3.52
Return on average shareholders’ equity	12.81%	14.92%	13.49%	15.16%
Return on average tangible equity	22.43	20.59	21.84	20.98
Return on average assets	1.13	1.15	1.13	1.15
Noninterest income as a percentage of total revenue	29.33	34.51	32.35	35.99
Efficiency Ratio(a)	59.97	59.99	58.00	58.51

Cash income and performance ratios (annualized) (b):

Net income	$16,306	$41,386	$153,833	$163,248
Stock-based compensation, net of tax	1,248	965	4,490	3,749
Intangible amortization, net of tax	3,149	2,644	11,924	10,399
Cash income	20,703	44,995	170,247	177,396

Cash income per diluted common share	0.38	0.96	3.32	3.83
Cash return on average shareholders’ equity	5.44%	16.22%	12.33%	16.48%
Cash return on average tangible equity	9.52	22.39	19.96	22.80
Cash return on average assets	0.48	1.25	1.04	1.25

Cash income and performance ratios before deleveraging charges (annualized) (b):

Net income before deleveraging charges	$48,753	$41,386	$186,280	$163,248
Stock-based compensation, net of tax	1,248	965	4,490	3,749
Intangible amortization, net of tax	3,149	2,644	11,924	10,399
Cash income	53,150	44,995	202,694	177,396
Cash income per diluted common share	0.98	0.96	3.95	3.83
Cash return on average shareholders’ equity	13.97%	16.22%	14.68%	16.48%
Cash return on average tangible equity	24.45	22.39	23.76	22.80
Cash return on average assets	1.23	1.25	1.23	1.25

Asset quality:

Allowance for loan losses	$150,112	$121,674	$150,112	$121,674
Nonperforming assets	39,166	42,882	39,166	42,882
Allowance for loan losses / total loans	1.28%	1.32%	1.28%	1.32%
Net charge-offs/ average loans (annualized)	0.09	0.13	0.10	0.25
Nonperforming loans / total loans	0.31	0.41	0.31	0.41
Nonperforming assets / total assets	0.23	0.29	0.23	0.29
Allowance for loan losses / nonperforming loans	415.50	323.22	415.50	323.22

Other ratios (annualized):

Tangible capital ratio	5.21%	5.77%	5.21%	5.77%
Shareholders’ equity / total assets	9.07	7.91	9.07	7.91
Interest-rate spread (c)	3.22	3.13	3.09	3.10
Net interest margin (c)	3.25	3.18	3.11	3.14

Share related:

Book value per common share	$28.79	$24.91	$28.79	$24.91
Tangible book value per common share	16.30	18.18	16.30	18.18
Common stock closing price	50.64	45.86	50.64	45.86
Dividends declared per common share	0.23	0.21	0.90	0.82

Common shares issued and outstanding	53,628	46,276	53,628	46,276
Basic shares (average)	53,187	45,814	50,506	45,542
Diluted shares (average)	54,045	46,699	51,352	46,362

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	Webster adopted FIN 46R on December 31, 2003, and in accordance with its provisions, deconsolidated the capital trusts and reported the associated liabilities as other long-term debt. Commencing in 2004, the costs have been reclassified from noninterest expenses to interest expense.

(d)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Condition (unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2004	2004	2003

Assets:

Cash and due from depository institutions	$248,825	$234,449	$209,234
Short-term investments	17,629	25,783	42,420

Securities:
Trading, at fair value	—	2,635	555
Available for sale, at fair value	2,494,406	4,164,056	4,128,255
Held-to-maturity securities	1,229,613	323,378	173,371

Total securities	3,724,019	4,490,069	4,302,181

Loans held for sale	147,211	111,175	89,830

Loans:
Residential mortgages	4,775,344	4,773,284	3,744,013
Commercial	2,584,738	2,586,351	2,040,921
Commercial real estate	1,715,047	1,619,968	1,281,516
Consumer	2,637,646	2,595,629	2,146,359

Total loans	11,712,775	11,575,232	9,212,809
Allowance for loan losses	(150,112)	(148,179)	(121,674)

Loans, net	11,562,663	11,427,053	9,091,135

Accrued interest receivable	63,406	65,812	52,756
Premises and equipment, net	149,069	136,385	95,631
Goodwill and intangible assets	694,165	676,176	330,929
Cash surrender value of life insurance	228,120	226,503	180,556
Prepaid expenses and other assets	185,490	408,837	174,018

Total Assets	$17,020,597	$17,802,242	$14,568,690

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,409,682	$1,356,924	$1,090,060
NOW accounts	1,368,213	1,271,553	1,052,690
Money market deposit accounts	1,996,918	2,153,852	1,581,276
Savings accounts	2,253,073	2,243,949	1,869,398
Certificates of deposit	3,376,718	3,204,624	2,681,986

Total retail deposits	10,404,604	10,230,902	8,275,410
Treasury deposits	166,684	208,521	96,725

Total deposits	10,571,288	10,439,423	8,372,135

Federal Home Loan Bank advances	2,590,335	3,021,503	2,511,495
Federal funds purchased and securities sold under agreements to repurchase	1,438,483	1,973,478	1,892,138
Other long-term debt (c)	670,015	695,316	532,760
Accrued expenses and other liabilities	196,925	144,963	97,690

Total liabilities	15,467,046	16,274,683	13,406,218

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,543,974	1,517,982	1,152,895

Total Liabilities and Shareholders’ Equity	$17,020,597	$17,802,242	$14,568,690

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Income (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2004	2003	2004	2003

Interest income:
Loans	$154,177	$117,983	$547,308	$460,677
Securities and short-term investments	42,807	43,065	178,118	182,632
Loans held for sale	1,718	1,790	6,682	15,409

Total interest income	198,702	162,838	732,108	658,718

Interest expense:
Deposits	32,993	26,319	120,606	111,311
Borrowings	38,109	29,224	143,341	133,888

Total interest expense	71,102	55,543	263,947	245,199

Net interest income	127,600	107,295	468,161	413,519
Provision for loan losses	4,000	5,000	18,000	25,000

Net interest income after provision for loan losses	123,600	102,295	450,161	388,519

Noninterest income:
Deposit service fees	20,712	17,731	77,743	70,018
Insurance revenue	10,348	9,077	43,506	39,975
Loan and loan servicing fees	7,727	8,001	28,574	26,384
Wealth and investment services	5,198	4,416	22,207	18,341
Financial advisory services	—	7,265	3,808	22,758
Gain on sale of loans and loan servicing, net	2,492	2,854	13,305	19,520
Increase in cash surrender value of life insurance	2,283	2,082	8,835	8,490
Other	2,692	2,402	7,416	8,423

	51,452	53,828	205,394	213,909
Gain on sale of securities, net	(2,646)	2,715	14,313	18,574

Total noninterest income	48,806	56,543	219,707	232,483

Noninterest expenses:
Compensation and benefits	57,428	53,722	219,820	206,381
Occupancy	9,909	7,470	35,820	30,698
Furniture and equipment	10,889	7,792	37,626	31,143
Intangible amortization	4,844	4,067	18,345	15,998
Marketing	2,533	2,058	13,380	11,508
Professional services	5,523	3,654	15,654	11,708
Acquisition costs	426	1,349	706	1,497
Debt prepayment penalties	45,761	—	45,761	—
Capital trust securities (c)	—	3,485	—	11,924
Other	16,735	14,683	60,025	57,125

Total noninterest expenses	154,048	98,280	447,137	377,982

Income before income taxes	18,358	60,558	222,731	243,020
Income taxes	2,052	19,172	68,898	79,772

Net income	$16,306	$41,386	$153,833	$163,248

Diluted shares (average)	54,045	46,699	51,352	46,362

Net income per common share:
Basic	$0.31	$0.90	$3.05	$3.58
Diluted	0.30	0.89	3.00	3.52

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Income (unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except per share data)	2004	2004	2004	2004	2003

Interest income:
Loans	$154,177	$145,456	$129,084	$118,591	$117,983
Securities and short-term investments	42,807	45,541	45,162	44,608	43,065
Loans held for sale	1,718	1,755	2,139	1,070	1,790

Total interest income	198,702	192,752	176,385	164,269	162,838

Interest expense:
Deposits	32,993	32,611	29,172	25,830	26,319
Borrowings	38,109	38,853	33,746	32,633	29,224

Total interest expense	71,102	71,464	62,918	58,463	55,543

Net interest income	127,600	121,288	113,467	105,806	107,295
Provision for loan losses	4,000	4,000	5,000	5,000	5,000

Net interest income after provision for loan losses	123,600	117,288	108,467	100,806	102,295

Noninterest income:
Deposit service fees	20,712	20,596	19,250	17,185	17,731
Insurance revenue	10,348	10,924	10,596	11,638	9,077
Loan and loan servicing fees	7,727	6,893	7,305	6,649	8,001
Wealth and investment services	5,198	6,044	5,849	5,116	4,416
Financial advisory services	—	—	—	3,808	7,265
Gain on sale of loans and loan servicing, net	2,492	4,467	5,321	1,025	2,854
Increase in cash surrender value of life insurance	2,283	2,421	2,177	1,954	2,082
Other	2,692	1,912	964	1,848	2,402

	51,452	53,257	51,462	49,223	53,828
Gain on sale of securities, net	(2,646)	5,843	5,616	5,500	2,715

Total noninterest income	48,806	59,100	57,078	54,723	56,543

Noninterest expenses:
Compensation and benefits	57,428	55,606	53,659	53,127	53,722
Occupancy	9,909	9,144	8,402	8,365	7,470
Furniture and equipment	10,889	10,103	8,993	7,641	7,792
Intangible amortization	4,844	4,827	4,582	4,092	4,067
Marketing	2,533	4,233	3,630	2,984	2,058
Professional services	5,523	4,294	2,938	2,899	3,654
Acquisition costs	426	—	265	—	1,349
Debt prepayment penalties	45,761	—	—	—	—
Capital trust securities (c)	—	—	—	—	3,485
Other	16,735	15,562	14,710	13,033	14,683

Total noninterest expenses	154,048	103,769	97,179	92,141	98,280

Income before income taxes	18,358	72,619	68,366	63,388	60,558
Income taxes	2,052	23,258	22,523	21,065	19,172

Net income	$16,306	$49,361	$45,843	$42,323	$41,386

Diluted shares (average)	54,045	53,767	50,475	47,059	46,699

Net income per common share:
Basic	$0.31	$0.93	$0.92	$0.92	$0.90
Diluted	0.30	0.92	0.91	0.90	0.89

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	December	September	June	March	December
	2004	2004	2004	2004	2003

Interest-rate spread
Total interest-earning assets	5.02%	4.82%	4.68%	4.78%	4.81%
Total interest-bearing liabilities	1.80	1.78	1.69	1.74	1.68

Interest-rate spread	3.22%	3.04%	2.99%	3.04%	3.13%
Net interest margin	3.25	3.06	3.02	3.09	3.18

Retail interest-rate spread
Yield on loans and loans held for sale	5.25%	5.07%	4.93%	5.05%	5.09%
Cost of deposits	1.25	1.25	1.23	1.24	1.26

Spread	4.00%	3.82%	3.70%	3.81%	3.83%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.37%	4.18%	4.09%	4.19%	4.17%
Cost of borrowings	2.91	2.80	2.50	2.56	2.41

Spread	1.46%	1.38%	1.59%	1.63%	1.76%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended December 31,	2004			2003
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,649,909	$154,177	5.25%	$9,206,436	$117,983	5.08%
Securities	4,053,134	44,495	4.39 (d)	4,153,607	43,486	4.20 (d)
Loans held for sale	136,197	1,718	5.05	135,632	1,790	5.28
Short-term investments	25,772	134	2.03	32,791	76	0.91

Total interest-earning assets	15,865,012	200,524	5.02	13,528,466	163,335	4.81

Noninterest-earning assets	1,411,162			903,477

Total assets	$17,276,174			$14,431,943

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,399,592	$—	—%	$1,058,875	$—	—%
Savings, NOW and money market deposit accounts	5,643,515	12,340	0.87	4,471,260	9,115	0.81
Time deposits	3,434,389	20,653	2.39	2,755,184	17,204	2.48

Total deposits	10,477,496	32,993	1.25	8,285,319	26,319	1.26

Federal Home Loan Bank advances	2,690,001	19,810	2.88	2,299,456	19,641	3.34
Fed funds and repurchase agreements	1,778,435	8,455	1.86	2,139,619	5,587	1.02
Other long-term debt (c)	686,226	9,844	5.74	317,509	3,996	5.03

Total borrowings	5,154,662	38,109	2.91	4,756,584	29,224	2.41

Total interest-bearing liabilities	15,632,158	71,102	1.80	13,041,903	55,543	1.68

Noninterest-bearing liabilities	112,063			85,714

Total liabilities	15,744,221			13,127,617

Capital securities and preferred stock of subsidiary corporation (c)	9,577			194,832

Shareholders’ equity	1,522,376			1,109,494

Total liabilities and shareholders’ equity	$17,276,174			$14,431,943

		129,422			107,792
Less: tax-equivalent adjustment		(1,822)			(497)

Net interest income		$127,600			$107,295

Interest-rate spread			3.22%			3.13%

Net interest margin			3.25%			3.18%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Statements of Condition (unaudited)

Twelve Months Ended December 31,	2004			2003
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$10,719,446	$547,308	5.11%	$8,756,883	$460,677	5.26%
Loans held for sale	129,945	6,682	5.14	292,514	15,409	5.27
Securities	4,331,385	183,028	4.23 (d)	4,177,490	184,007	4.45 (d)
Short-term investments	30,651	390	1.27	25,588	250	0.98

Total interest-earning assets	15,211,427	737,408	4.85	13,252,475	660,343	5.00

Noninterest-earning assets	1,234,124			951,575

Total assets	$16,445,551			$14,204,050

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,255,897	$—	—%	$1,010,952	$—	—%
Savings, NOW and money market deposit accounts	5,286,637	47,683	0.90	4,282,536	41,519	0.97
Time deposits	3,162,939	72,923	2.31	2,677,863	69,792	2.61

Total deposits	9,705,473	120,606	1.24	7,971,351	111,311	1.40

Federal Home Loan Bank advances	2,774,287	82,092	2.96	2,395,814	88,845	3.71
Fed funds and repurchase agreements	1,834,605	24,693	1.35	2,218,799	26,108	1.18
Other long-term debt (c)	646,636	36,556	5.65	316,736	18,935	5.98

Total borrowings	5,255,528	143,341	2.73	4,931,349	133,888	2.72

Total interest-bearing liabilities	14,961,001	263,947	1.76	12,902,700	245,199	1.90

Noninterest-bearing liabilities	94,145			79,491

Total liabilities	15,055,146			12,982,191

Capital securities and preferred stock of subsidiary corporation (c)	9,577			145,227

Shareholders’ equity	1,380,828			1,076,632

Total liabilities and shareholders’ equity	$16,445,551			$14,204,050

		473,461			415,144
Less: tax-equivalent adjustment		(5,300)			(1,625)

Net interest income		$468,161			$413,519

Interest-rate spread			3.09%			3.10%

Net interest margin			3.11%			3.14%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Asset Quality (unaudited)

	At or for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
( Dollars in thousands)	2004	2004	2004	2004	2003

Nonperforming Assets

Nonperforming loans:
Commercial:
Commercial	$14,624	$12,407	$15,895	$11,832	$14,266
Specialized industry	—	—	—	5,019	6,427
Equipment financing	3,383	4,501	5,021	5,561	5,583

Total commercial	18,007	16,908	20,916	22,412	26,276

Commercial real estate	8,431	11,157	13,757	5,583	4,281
Residential	7,796	7,695	8,599	7,941	6,128
Consumer	1,894	1,204	826	604	959

Total nonperforming loans	36,128	36,964	44,098	36,540	37,644

Other real estate owned and repossessed assets:
Commercial	2,824	2,482	3,192	4,273	4,296
Residential	100	527	238	325	942
Consumer	114	20	130	124	—

Total other real estate owned and repossessed assets	3,038	3,029	3,560	4,722	5,238

Total nonperforming assets	$39,166	$39,993	$47,658	$41,262	$42,882

Summary of Classified Loans

Substandard:
Accruing	$79,292	$89,463	$90,421	$87,477	$72,638
Nonaccruing	33,896	32,234	39,600	31,595	29,403

Total substandard	113,188	121,697	130,021	119,072	102,041

Doubtful:
Nonaccruing	1,110	3,615	3,286	4,377	6,791

Loss	—	—	—	—	—

Total classified loans	$114,298	$125,312	$133,307	$123,449	$108,832

Classified as a percent of total loans	1.0%	1.1%	1.2%	1.3%	1.2%

WEBSTER FINANCIAL CORPORATION

Allowance for Loan Losses (unaudited)

	At or for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March. 31,	Dec. 31,
( Dollars in thousands)	2004	2004	2004	2004	2003

Allowance for Loan Losses

Beginning balance	$148,179	$146,511	$123,613	$121,674	$117,707

Allowance for purchased loans	617	—	20,081	—	1,970
Provision	4,000	4,000	5,000	5,000	5,000

Charge-offs:
Commercial:
Specialized industry	—	—	—	826	558
All other commercial	3,432	3,556	2,646	2,249	2,949

Total commercial	3,432	3,556	2,646	3,075	3,507
Residential	367	92	187	983	330
Consumer	147	195	174	97	174

Total charge-offs	3,946	3,843	3,007	4,155	4,011
Recoveries	(1,262)	(1,511)	(824)	(1,094)	(1,008)

Net loan charge-offs	2,684	2,332	2,183	3,061	3,003

Ending balance	$150,112	$148,179	$146,511	$123,613	$121,674

Asset Quality Ratios:

Allowance for loan losses / total loans	1.28%	1.28%	1.30%	1.30%	1.32%
Net charge-offs/ average loans (annualized)	0.09	0.08	0.08	0.13	0.13
Nonperforming loans / total loans	0.31	0.32	0.39	0.38	0.41
Nonperforming assets / total assets	0.23	0.22	0.28	0.27	0.29
Allowance for loan losses / nonperforming loans	415.50	400.87	332.24	338.30	323.22